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                                                                    Exhibit 10.5
                            REORGANIZATION AGREEMENT


     THIS REORGANIZATION AGREEMENT (this "Agreement") is entered into as of July 13, 2000, by and between Marshall & Ilsley Corporation, a Wisconsin corporation ("M&I"), and Metavante Corporation, a Wisconsin corporation and a wholly owned subsidiary of M&I ("Metavante"). Certain capitalized terms used herein are defined in Article I of this Agreement.

                                    RECITALS

     WHEREAS, the Board of Directors of M&I has determined that it is in the best interests of M&I and its shareholders to establish Metavante as a separate subsidiary and to provide for the separation of the business of M&I and Metavante;

     WHEREAS, M&I and Metavante have entered into the General Assignment and Assumption Agreement, dated as of July 1, 2000 (the "Separation Date"), pursuant to which M&I has contributed and assigned to Metavante and Metavante has received and assumed, the assets and liabilities associated with the Metavante Business as described therein (the "Assignment and Assumption Agreement");

     WHEREAS, M&I currently owns all of the issued and outstanding capital stock of Metavante;

     WHEREAS, Metavante proposes to make an initial public offering ("IPO") of an amount of its common stock pursuant to a registration statement on Form S-1 pursuant to the Securities Act of 1933, as amended, that, will reduce M&I's ownership of Metavante to not less than 80.1%;

     WHEREAS, in connection with the plan of reorganization described below, M&I is entitled to a portion of the IPO proceeds which in turn will be transferred to creditors of M&I;

     WHEREAS, M&I currently contemplates that M&I will distribute to the holders of its common stock all of the shares of Metavante Stock owned by M&I (the "Distribution") within one year following such IPO, or such shorter time as may be required in order to have the Distribution qualify as a tax-free reorganization;

     WHEREAS, M&I and Metavante intend that the contribution and assumption of assets and liabilities and the Distribution will qualify as a tax-free reorganization under Sections 368(a)(1)(D) and 355 of the Internal Revenue Code of 1986, as amended (the "Code"), and that this Agreement is intended to be, and is hereby adopted as, a plan of reorganization under Section 368 of the Code; and

     WHEREAS, the parties intend in this Agreement to set forth the principal arrangements between them regarding such IPO and Distribution.
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     NOW, THEREFORE, in consideration of the premises and the covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE I
                                  DEFINITIONS

     Section 1.01 Definitions. As used in this Agreement, the following terms will have the following meanings:

     "Affiliates" means, with respect to any specified Person, any Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with such specified Person; provided, however, that for purposes of this Agreement, (i) M&I and its Subsidiaries (other than Metavante and its Subsidiaries) shall not be considered Affiliates of Metavante and (ii) Metavante and its Subsidiaries shall not be considered Affiliates of M&I.

     "Ancillary Agreements" means the following agreements entered into between M&I and the Metavante: Tax Sharing Agreement, Lease Agreement, Employee Matters Agreement, Administrative Services Agreement, Outsourcing Agreement, Branch Automation Agreement, Professional Services Agreement, Registration Rights Agreement, Assignment and Assumption Agreement, Banking Services Agreement, and such other agreements as may be described in, or attached as exhibits to, the IPO Registration Statement.

     "Confidential Information" means, with respect to any party hereto, any information concerning such party, its business or any of its Affiliates that such party or its Affiliates treat as confidential or proprietary that was obtained by the other party hereto; provided, that, such information shall no longer be deemed Confidential Information, to the extent that it is or was (i) in the public domain other than by the breach of this Agreement or by breach of any other agreement between or among the parties hereto and/or any of their respective Affiliates, (ii) available to such party on a nonconfidential basis prior to its disclosure by the other party, (iii) lawfully acquired on a nonconfidential basis or independently developed by, or on behalf of, such party by Persons who do not have access to such Confidential Information, (iv) required to be disclosed by law, governmental order or the rules and regulations of the SEC, or (v) mutually agreed to by the parties.

     "Distribution Date" is the date upon which the Distribution is consummated.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, together with the rules and regulations promulgated thereunder.

     "IPO Completion Date" means the date on which the IPO is completed.

     "IPO Registration Statement" means the Metavante's Registration Statement on Form S-1 including all exhibits thereto and as supplemented and amended from time to time.

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     "Losses" means all losses, liabilities, deficiencies, damages, expenses or costs (including reasonable legal and other external advisors fees and expenses).

     "Metavante Business" has the meaning ascribed thereto in the Assignment and Assumption Agreement.

     "Metavante Stock" means the common stock, par value $0.01 per share, of Metavante.

     "M&I Business" means any assets, business or operations of M&I or any of its Affiliates other than the Metavante Business.

     "M&I Transfer Agent" means the company designated by M&I as the transfer agent and registrar for the M&I common stock, par value $1.00 per share.

     "Person" means any individual, corporation, limited or general partnership, limited liability company, joint venture association, joint stock company, trust unincorporated organization or government or any agency or political subdivision thereof.

     "Prior Relationship" means the ownership relationship between M&I and Metavante at any time prior to the Distribution Date.

     "Registration Rights Agreement" means the Registration Rights Agreement to be entered into on or before the IPO Effective Date between M&I and Metavante.

     "Representatives" means directors, officers, employees, agents, consultants, advisors, accountants, attorneys and representatives.

     "SEC" means the Securities and Exchange Commission.

     "Securities Act" means the Securities Act of 1933, as amended from time to time, together with the rules and regulations promulgated thereunder.

     "Subsidiary" means, with respect to any Person, any other Person a majority of the equity ownership or voting stock of which is at the time owned, directly or indirectly, by such Person and/or one or more other Subsidiaries of such Person; provided, however, that unless the context otherwise requires prior to the Distribution, a Subsidiary of M&I shall only include Persons who would be a Subsidiary of M&I assuming the Distribution has occurred immediately prior to the determination as to whether such Person were a Subsidiary of M&I.

                                   ARTICLE II

                          THE IPO AND THE DISTRIBUTION

     Section 2.01 Transactions Prior to the IPO. Subject to the conditions specified in Section 2.02, M&I and Metavante shall use their reasonable efforts to consummate the IPO. Such efforts shall include, but not necessarily be limited to, those specified in this Section 2.01.

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               (a)  Registration Statement.  Metavante shall file the IPO
     Registration Statement, and such amendments or supplements thereto, as may be necessary in order to cause the same to become and remain effective as required by law or by the managing underwriters for the IPO (the "Underwriters"), including, but not limited to, filing such amendments to the IPO Registration Statement as may be required by the underwriting agreement to be entered into among Metavante and the Underwriters (the "Underwriting Agreement"), the SEC or federal, state or foreign securities laws. M&I and Metavante shall also cooperate in preparing, filing with the SEC and causing to become effective a registration statement registering the common stock of Metavante under the Exchange Act, and any registration statements or amendments thereof which are required to reflect the establishment of, or amendments to, any employee benefit and other plans necessary or appropriate in connection with the IPO, the Distribution or the other transactions contemplated by this Agreement.

               (b) Underwriting Agreement. Metavante and M&I shall enter into the Underwriting Agreement, in form and substance reasonably satisfactory to each of Metavante and M&I, and each of them shall comply with their obligations thereunder.

               (c) Other Matters. M&I and Metavante shall consult with each other and the Underwriters regarding the timing, pricing and other material matters with respect to the IPO.

               (d) Blue Sky. Metavante shall use its reasonable efforts to take all such action as may be necessary or appropriate under state securities and blue sky laws of the United States (and any comparable laws under any foreign jurisdictions) in connection with the IPO.

               (e) Nasdaq Listing. Metavante shall prepare, file and use reasonable efforts to seek to make effective, an application for listing of the common stock of Metavante issued in the IPO on Nasdaq, subject to official notice of issuance.

     Section 2.02 Conditions Precedent to Consummation of the IPO. As soon as practicable after the date hereof, the parties hereto shall use their reasonable efforts to satisfy the conditions listed below to the consummation of the IPO. The obligations of the parties to use their reasonable efforts to consummate the IPO shall be conditioned on the satisfaction, or waiver by M&I, of the following conditions:

               (a) Registration Statement. The IPO Registration Statement shall have been filed and declared effective by the SEC, and there shall be no stop-order in effect with respect thereto.

               (b) Blue Sky. The actions and filings with regard to state securities and blue sky laws of the United States (and any comparable laws under any foreign jurisdictions) described in Section 2.01 shall have been taken and, where applicable, have become effective or been accepted.

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               (c)  Nasdaq Listing.  The common stock of Metavante to be issued in the IPO shall have been accepted for listing on Nasdaq, subject to official notice of issuance.

               (d) Underwriting Agreement. Metavante and M&I shall have entered into the Underwriting Agreement and all conditions to the obligations of Metavante, M&I and the Underwriters shall have been satisfied or waived.

               (e) Metavante Stock Ownership. M&I shall be satisfied in its sole discretion that it will own at least 80.1% of the total combined voting power of the outstanding Metavante Stock. All other conditions to permit the Distribution to qualify as a tax-free distribution under Section 355 of the Code shall, to the extent applicable as of the time of the IPO, be satisfied. There shall be no event or condition that is likely to cause any of such conditions not to be satisfied as of the time of the Distribution or thereafter.

               (f) No Legal Restraints. No order, injunction or decree issued by any court or agency of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the transaction contemplated in the Assignment and Assumption Agreement or the IPO or any of the other transactions contemplated by this Agreement shall be in effect.

               (g) Other Actions. Such other actions as the parties hereto may, based upon the advice of counsel, reasonably request to be taken prior to the IPO in order to assure the successful completion of the IPO shall have been taken.

               (h) No Termination. This Agreement shall not have been terminated.

     Section 2.03 The Distribution. M&I currently intends, following the consummation of the IPO, to complete the Distribution within one year of the IPO Completion Date, or such shorter time as may be required in order to have the Distribution qualify as a tax-free reorganization. M&I shall, in its sole and absolute discretion, determine whether to proceed with all or part of the Distribution and all terms of the Distribution, including, without limitation, the form, structure and terms of any transaction(s) and/or offering(s) to effect the Distribution and the timing of and conditions to the consummation of the Distribution. In addition, M&I may at any time and from time to time until the completion of the Distribution abandon, modify or change any or all of the terms of the Distribution, including, without limitation, by accelerating or delaying the timing of the consummation of all or part of the Distribution. Metavante shall cooperate with M&I in all reasonable respects to accomplish the Distribution and shall, at M&I's direction, promptly take any and all actions necessary or desirable to effect the Distribution, including, without limitation, the registration under the Securities Act of Metavante Stock on an appropriate registration form or forms to be designated by M&I. M&I shall select any investment banker(s) and manager(s) in connection with the Distribution, as well as any other institutions providing services in connection with the Distribution.

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     Section 2.04  Certain Stockholder Matters.  From and after the distribution of Metavante Stock in the Distribution and until such Metavante Stock is duly transferred in accordance with applicable law, Metavante shall regard the Persons receiving Metavante Stock in such transactions as record holders of Metavante Stock in accordance with the terms of such transactions without requiring any action on the part of such Persons. Metavante agrees that, subject to any transfers of such stock, (a) each such holder shall be entitled to receive all dividends payable on, and exercise voting rights and all other rights and privileges with respect to, the shares of Metavante Stock then held by such holder and (b) each such holder shall be entitled, without any action on the part of such holder, to receive one or more certificates representing, or other evidence of ownership of, the shares of Metavante Stock then held by such holder. M&I shall cooperate, and shall instruct the M&I Transfer Agent to cooperate, with Metavante and the Metavante Transfer Agent, and Metavante shall cooperate, and shall instruct the Metavante Transfer Agent to cooperate, with M&I and the M&I Transfer Agent, in connection with all aspects of the Distribution and all other matters relating to the issuance and delivery of certificates representing, or other evidence of ownership of, the shares of Metavante Stock distributed to the holders of M&I Common Stock in connection with any transaction(s) included as part of the Distribution. Following the Distribution, M&I shall promptly, but in no event no later than two business days thereafter, instruct the M&I Transfer Agent to deliver to the Metavante Transfer Agent true, correct and complete copies of the stock and transfer records reflecting the holders of M&I Common Stock receiving shares of Metavante Stock in connection with any transaction(s) included as part of the Distribution.

     Section 2.05 Prior Relationship. Metavante, with respect to Metavante and its Affiliates, and M&I, with respect to M&I and its Affiliates, agree to take all reasonable action to discontinue their respective uses as promptly as is reasonable of any printed material that indicates an ownership or other relationship between or among M&I and Metavante or any of their respective Affiliates that has changed as a result of the IPO, the Distribution or any other transactions contemplated hereby; provided, that, this Section 2.05 shall not prohibit the use of printed material containing appropriate and accurate references to such relationship.

     Section 2.06 Further Assurances Regarding the Distribution. In addition to the actions specifically provided for elsewhere in this Agreement, Metavante shall, at M&I's direction, use all reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things reasonably necessary, proper or expeditious under applicable laws, regulations and agreements in order to consummate and make effective the Distribution as promptly as reasonably practicable. Without limiting the generality of the foregoing, Metavante shall, at M&I's direction, cooperate with M&I, and execute and deliver, or use all reasonable efforts to cause to have executed and delivered, all instruments, including instruments of conveyance, assignment and transfer, and to make all filings with, and to obtain all consents, approvals or authorizations of, any domestic or foreign governmental or regulatory authority requested by M&I in order to consummate and make effective the Distribution.

     Section 2.07 Abandonment of the Distribution. The parties expressly acknowledge and agree that M&I is not obligated in any respect to proceed with or complete the Distribution and that M&I may, in its sole and absolute discretion, at any time abandon its plans to proceed with or complete the Distribution. In the event that M&I so determines that it no longer intends to

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proceed with or complete the Distribution, M&I shall provide to Metavante a written notification of such determination (an "Abandonment Notice"). Effective as of the date of the Abandonment Notice, (a) this Agreement shall terminate, become null and void and have no further force and effect and (b) M&I's rights, and Metavante' obligations, set forth in the Registration Rights Agreement shall immediately become effective.

                                  ARTICLE III
                                    EXPENSES

     Section 3.01 General. Except as otherwise provided in this Agreement, the Ancillary Agreements or any other agreement between the parties relating to the IPO or the Distribution, all costs and expenses of either party hereto in connection with the IPO and the Distribution shall be paid by the party that incurs such costs and expenses.

     Section 3.02 Certain Expenses Relating to the IPO by Metavante. Metavante shall cause to be paid from the proceeds of the IPO all out-of-pocket expenses (including, without limitation, fees and expenses of counsel and accountants or other third parties) relating to the IPO, including, without limitation, (i) the preparation, printing and filing of the IPO Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto or any other registration statements, (ii) the preparation, printing and delivery to any underwriters of any underwriting agreement, any agreement among underwriters and any other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Metavante Stock or any other securities of Metavante, (iii) the preparation, issuance and delivery of the certificates for the Metavante Stock or any other securities of Metavante to any underwriters or any other purchasers, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Metavante Stock or any other securities of Metavante to any underwriters or any other securities, (iv) the qualification of the Metavante Stock or any other securities of Metavante under the securities laws in accordance with any state (Blue Sky laws), including filing fees and the reasonable fees and disbursements of counsel for any underwriters in connection therewith and in connection with the preparation of any Blue Sky survey and any supplement thereto, (v) the printing and delivery to any underwriters of copies of each preliminary prospectus, any term sheets and of the final prospectus and any amendments or supplements thereto, (vi) the preparation, printing and delivery to any underwriters of copies of any Blue Sky survey and any supplement thereto,
(vii) the fees and expenses of any transfer agent or registrar for the Metavante Stock or any other securities of Metavante, (viii) the filing fees incident to, the review by the National Association of Securities Dealers, Inc. (the "NASD") of the terms of the sale of the Metavante Stock or any other securities of Metavante and (ix) the fees and expenses incurred in connection with the listing of the Metavante Stock or any other securities of Metavante on Nasdaq, any national securities exchange or any national over the counter quotation system,
(x) any other fees and disbursements payable to the underwriters in connection with the IPO, whether in the form of an underwriting discount or otherwise, (xi) the preparation and implementation of the Assignment and Assumption Agreement, and (xii) any miscellaneous expenses incurred in connection with the IPO such as travel expenses.

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     Section 3.03  Certain Expenses Relating to the Distribution.  M&I shall pay all out-of-pocket expenses relating to the Distribution, including (i) the fees and expenses of the underwriter or dealer-manager, (ii) the fees and expenses of M&I's attorneys, accountants and other advisors, (iii) the preparation, printing, filing (including under federal and state securities laws), mailing and publishing of the disclosure materials relating to the Metavante Stock, (iv) the preparation, printing and delivery of any certificates or documents entered into in connection with the Distribution, (v) the fees and expenses incurred in connection with the listing of the Metavante Stock with Nasdaq, any other national securities exchange or any national over the counter quotation system, if applicable and (vi) any other fees incurred in connection with the Distribution.

                                   ARTICLE IV
                             ACCESS TO INFORMATION

     Section 4.01  Restrictions on Disclosure of Information.

     (a) Without limiting any rights or obligations under any other agreement between or among the parties hereto and/or any of their respective Affiliates relating to confidentiality, for a period of three years following the date hereof each of the parties hereto agrees that it shall not, and shall not permit any of its Affiliates or Representatives to, disclose any Confidential Information to any Person, other than to such Affiliates or Representatives on a need-to-know basis in connection with the purpose for which the Confidential Information was originally disclosed.

     (b) Each of the parties hereto shall maintain, and shall cause its respective Affiliates to maintain, policies and procedures, and develop such further policies and procedures as shall from time to time become necessary or appropriate, to ensure compliance with this Section 4.01.

     Section 4.02 Legally Required Disclosure of Confidential Information. If any of the parties to this Agreement or any of their respective Affiliates or Representatives become legally required to disclose any Confidential Information, such disclosing party shall promptly notify the party owning the Confidential Information (the "Owning Party") and shall use all reasonable efforts to cooperate with the Owning Party so that the Owning Party may seek a protective order or other appropriate remedy and/or waive compliance with this
Section 4.02. All expenses reasonably incurred in seeking a protective order or other remedy shall be borne by the Owning Party. If such protective order or other remedy is not obtained, or if the Owning Party waives compliance with this
Section 4.02, the disclosing party or its Affiliate or Representative, as applicable, shall (a) disclose only that portion of the Confidential Information it is compelled by law to disclose, (b) use all reasonable efforts to obtain reliable assurance requested by the Owning Party that confidential treatment will be accorded such Confidential Information, and (c) promptly provide the Owning Party with a copy of the Confidential Information so disclosed, in the same form and format so disclosed, together with a description of all Persons to whom such Confidential Information was disclosed.

     Section 4.03 Access to Information. During the Retention Period, each of the parties hereto shall cooperate with and afford, and shall cause their respective Affiliates,

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Representatives, Subsidiaries, successors and/or assignees, and shall use reasonable efforts to cause joint ventures that are not Affiliates (collectively, "Related Parties") to cooperate with, and afford to the other party, reasonable access upon reasonable advance written request to all information within such party's or any Related Party's possession. Access to the requested information shall be provided so long as it relates to the requesting party's (the "Requestor") assets, business and operations, and access is reasonably required by the Requestor as a result of the parties' Prior Relationship for purposes of auditing, accounting, claims or litigation (except for claims or litigation between the parties hereto), employee benefits, regulatory or tax purposes or fulfilling disclosure or reporting obligations including, without limitation, information reasonably necessary for the preparation of reports required by or filed with banking authorities or under the Securities Act or the Exchange Act with respect to any period entirely or partially prior to the Distribution Date or any other reasonable purpose.

     Section 4.04 Record Retention. Except as may be otherwise provided in the Ancillary Agreements, M&I and Metavante shall preserve and keep all of their respective books and records in the possession of such party or its Related Parties, whether in electronic form or otherwise, for no less than the later of
(i) the record retention policy of M&I and Metavante as in effect as of the Distribution Date or (ii) any period as may be required by any laws, regulations or rulings promulgated thereunder of any jurisdiction (or of any political subdivision or taxing authority thereof) (the "Retention Period"), at such party's sole cost and expense. M&I shall deliver to Metavante on the Distribution Date any and all original corporate organization books that M&I has in its possession relating solely to the Metavante Business, copies of which M&I may retain at its own expense. Upon reasonable prior written request, M&I and Metavante shall deliver to the other copies of any and all books and records that M&I or Metavante, as the case may be, has in its possession relating to the Metavante Business or the M&I Business, respectively.

                                   ARTICLE V
                                   COVENANTS

     Section 5.01 Auditors and Audits; Annual and Quarterly Statements and Accounting. Each party agrees that, for so long as M&I is required in accordance with United States generally accepted accounting principles and rules and regulations established by the SEC to consolidate Metavante's results of operations and financial position:

               (a) Selection of Auditors. Metavante shall not select a different accounting firm than Arthur Andersen LLP to serve as its (and its Subsidiaries') independent certified public accountants ("Metavante's Auditors") for purposes of providing a report on its consolidated financial statements without M&I's prior written consent (which shall not be unreasonably withheld).

               (b) Date of Auditors' Report and Quarterly Reviews. Metavante shall use its reasonable efforts to enable the Metavante Auditors to complete their audit such that they will date their report on Metavante's audited annual financial statements on the same date that M&I's independent certified public accountants ("M&I's Auditors") date their report on M&I's audited annual financial statements, and to enable M&I to meet its

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     timetable for the printing, filing and public dissemination of M&I's annual financial statements. Metavante shall use its reasonable efforts to enable the Metavante Auditors to complete their quarterly review procedures such that they will provide a review report on Metavante's quarterly financial statements on the same date that M&I's Auditors provide a review report on M&I's quarterly financial statements.

               (c) Annual and Quarterly Financial Statements. Metavante shall provide to M&I on a timely basis all information that M&I reasonably requires to meet its schedule for the preparation, printing, filing, and public dissemination of M&I's annual and quarterly financial statements. Without limiting the generality of the foregoing, Metavante will provide all required financial information with respect to Metavante and its Subsidiaries to Metavante's Auditors in a sufficient and reasonable time and in sufficient detail to permit Metavante's Auditors to take all steps and perform all reviews necessary to provide sufficient assistance to M&I's Auditors with respect to information to be included or contained in M&I's annual and quarterly financial statements. Similarly, M&I shall provide to Metavante on a timely basis all information that Metavante reasonably requires to meet its schedule for the preparation, printing, filing, and public dissemination of Metavante's annual and quarterly financial statements. Without limiting the generality of the foregoing, M&I will provide all required financial information with respect to M&I and its Subsidiaries to M&I's Auditors in a sufficient and reasonable time and in sufficient detail to permit M&I's Auditors to take all steps and perform all reviews necessary to provide sufficient assistance to Metavante's Auditors with respect to Information to be included or contained in Metavante's annual and quarterly financial statements.

               (d) Identity of Personnel Performing the Annual Audit and Quarterly Reviews. Metavante shall authorize Metavante's Auditors to make available to M&I's Auditors both the personnel who performed or are performing the annual audits and quarterly reviews of Metavante and work papers related to the annual audits and quarterly reviews of Metavante, in all cases within a reasonable time prior to Metavante's Auditors' report date, so that M&I's Auditors are able to perform the procedures they consider necessary to take responsibility for the work of Metavante's Auditors as it relates to M&I's Auditors' report on M&I's financial statements, all within sufficient time to enable M&I to meet its timetable for the printing, filing and public dissemination of M&I's annual and quarterly statements. Similarly, M&I shall authorize M&I's Auditors to make available to Metavante's Auditors both the personnel who performed or are performing the annual audits and quarterly reviews of M&I and work papers related to the annual audits and quarterly reviews of M&I, in all cases within a reasonable time prior to M&I's Auditors' report date, so that Metavante's Auditors are able to perform the procedures they consider necessary to take responsibility for the work of M&I's Auditors as it relates to Metavante's Auditors' report on Metavante's statements, all within sufficient time to enable Metavante to meet its timetable for the printing, filing and public dissemination of Metavante's annual and quarterly financial statements.

               (e) Access to Books and Records. Metavante shall provide M&I's internal auditors and their designees access to Metavante's and its Subsidiaries' books

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     and records so that M&I may conduct reasonable audits relating to the financial statements provided by Metavante pursuant hereto as well as to the internal accounting controls and operations of Metavante and its Subsidiaries. Similarly, M&I shall provide Metavante's internal auditors and their designees access to M&I's and its Subsidiaries' books and records so that Metavante may conduct reasonable audits relating to the financial statements provided by M&I pursuant hereto as well as to the internal accounting controls and operations of M&I and its Subsidiaries.

          (f) Notice of Change in Accounting Principles. Metavante shall give M&I as much prior notice as reasonably practical of any proposed determination of, or any significant changes in, its accounting estimates or accounting principles from those in effect on the Separation Date. Metavante will consult with M&I and, if requested by M&I, Metavante will consult with M&I's Auditors with respect thereto. M&I shall give Metavante as much prior notice as reasonably practical of any proposed determination of, or any significant changes in, its accounting estimates or accounting principles from those in effect on the Separation Date.

          (g) Conflict with Third-Party Agreements. Nothing in this Agreement shall require either M&I or Metavante to violate any agreement with any third parties regarding the confidential information relating to that third party or its business; provided, however, that in the event that either M&I or Metavante is required under this Agreement to disclose any such information, such party shall use all reasonable efforts to seek to obtain such customer's consent to the disclosure of such information.

     Section 5.02  No Violations.

          (a) For so long as M&I owns, in the aggregate, greater than or equal to 50% of the total combined voting power of the outstanding Metavante Stock, Metavante covenants and agrees that it will not take any action or enter into any commitment or agreement which may reasonably be anticipated to result, with or without notice and with or without lapse of time or otherwise, in a contravention or event of default by any of its Affiliates of (i) any provisions of applicable law or regulation, including but not limited to provisions pertaining to the Bank Holding Company Act of 1956, as amended, the Code, or the Employee Retirement Income Security Act of 1974, as amended, (ii) any provision of M&I's Articles of Incorporation or Bylaws, (iii) any credit agreement or other material agreements binding upon M&I or (iv) any judgment, order or decree of any governmental body, agency or court having jurisdiction over M&I or any of its respective assets.

          (b) Metavante and M&I agree to provide to the other any information and documentation necessary or requested by the other for the purpose of evaluating and ensuring compliance with Section 5.02(a) hereof.

          (c) Notwithstanding the foregoing, nothing in this Agreement is intended to limit or restrict in any way M&I's rights as a stockholder of Metavante.

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

     Section 5.03 Other Agreements. On or prior to the consummation of the IPO, M&I and Metavante shall have executed and delivered each of the Ancillary Agreements.

                                  ARTICLE VI
                                 M&I OWNERSHIP

     Section 6.01 M&I Ownership. Metavante hereby agrees that it will not take any actions which would cause M&I to own any less than 80.1% of the total combined voting power of the outstanding Metavante Stock except in connection with the Distribution. The obligations of Metavante set forth in the foregoing sentence shall terminate on the first to occur of the following:

     (a)  receipt by Metavante of an Abandonment Notice; and

     (b)  completion of the Distribution.

                                  ARTICLE VII
                                INDEMNIFICATION

     Section 7.01  Indemnification.

     (a) M&I shall indemnify Metavante and each of its Subsidiaries and their respective officers, directors, employees, agents and representatives (each, an "Metavante Indemnified Party") and hold them harmless against any and all Losses resulting from, relating to or arising out of (i) any breach of, or failure to perform, any agreement of M&I contained in this Agreement or (ii) any third party claims arising in connection with the performance by M&I of its agreements contained in this Agreement.

     (b) Metavante shall indemnify M&I and each of its Subsidiaries and their respective officers, directors, employees, agents and representatives (each, a "M&I Indemnified Party") and hold them harmless against any and all Losses resulting from, relating to or arising out of (i) any breach of or failure to perform any agreement of Metavante contained in this Agreement or (ii) any third party claims arising in connection with the performance by Metavante of its agreements contained in this Agreement.

     (c) The indemnification procedures set forth in the Assignment and Assumption Agreement are applicable to any indemnity granted herein.

                                 ARTICLE VIII
            CONDITION TO CONSUMMATION OF TRANSACTIONS; TERMINATION

     Section 8.01 Condition. Consummation of the transactions provided for in this Agreement and the Ancillary Agreements is conditioned upon, and shall only be effected upon or after the consummation of the IPO.

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

     Section 8.02 Termination. This Agreement may be terminated and the IPO and Distribution abandoned by the Board of Directors of M&I in its sole discretion, without the approval of Metavante at any time prior to the IPO Completion Date or Distribution Date, as applicable. In the event of any such termination, no party shall have any liability of any kind to the other party.

                                   ARTICLE IX
                                 MISCELLANEOUS

     Section 9.01 Limitation of Liability. Neither M&I nor Metavante shall be liable to the other for any special, indirect, incidental or consequential damages of the other arising in connection with this Agreement.

     Section 9.02 Further Assurances. Each party agrees to execute, acknowledge, deliver, file, record and publish such further certificates, amendments to certificates, instruments and documents, and do all such other acts and things as may be required by law, or as may be required to carry out the intent and purposes of this Agreement and the Ancillary Agreements and the transactions contemplated thereby.

     Section 9.03 Remedies. Each of M&I and Metavante acknowledges and agrees that under certain circumstances the breach by M&I or any of its Affiliates or Metavante or any of its Affiliates of a term or provision of this Agreement will materially and irreparably harm the other party, that money damages will accordingly not be an adequate remedy for such breach and that the non-defaulting party, in its sole discretion and in addition to its rights under this Agreement and any other remedies it may have at law or in equity, may apply to any court of law or equity of competent jurisdiction for specific performance and/or other injunctive relief in order to enforce or prevent any breach of the provisions of this Agreement.

     Section 9.04 Performance. Each of the parties hereto shall use all commercially reasonable efforts to cause to be performed all actions, agreements and obligations set forth herein to be performed by any Affiliate of such party.

     Section 9.05 Amendments. This Agreement shall not be supplemented, amended or modified in any manner whatsoever (including without limitation by course of dealing or of performance or usage of trade) except in writing signed by the parties.

     Section 9.06 Successors and Assignment. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. This Agreement may not be assigned by any party by operation of law or otherwise without the express written consent of the other party (which consent may be granted or withheld).

     Section 9.07 Severability. Wherever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law. If any portion of this Agreement is declared invalid for any reason in any jurisdiction, such declaration shall have no effect upon the remaining portions of this Agreement, which shall continue in full force and effect as if this Agreement had been executed with the invalid portions thereof deleted; provided,

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

that, the entirety of this Agreement shall continue in full force and effect in all other jurisdictions.

     Section 9.08 Entire Agreement; Parties in Interest. Other than the Assignment and Assumption Agreement and the Ancillary Agreements, this Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and thereof and supersedes all prior agreements and undertakings, both written and oral, between the parties with respect to the subject matter hereof and thereof. Nothing in this Agreement, express or implied, is intended to confer any rights or remedies of any nature whatsoever under or by reason of this Agreement on parties other than M&I and Metavante.

     Section 9.09 Notices. All notices, consents, requests, approvals, and other communications provided for or required herein, and all legal process in regard thereto, must be in writing and shall be deemed validly given, made or served, (a) when delivered personally or sent by telecopy to the facsimile number indicated below with a required confirmation copy sent in accordance with subsection (c) below; or (b) on the next business day after delivery to a nationally-recognized express delivery service with instructions and payment for overnight delivery; or (c) on the fifth (5th) day after deposited in any depository regularly maintained by the United States postal service, postage prepaid, certified or registered mail, return receipt requested, addressed to the following addresses or to such other address as the party to be notified shall have specified to the other party in accordance with this section:

     If to M&I:
                         M.A. Hatfield
                         Senior Vice President and Secretary
                         Marshall & Ilsley Corporation
                         770 North Water Street
                         Milwaukee, WI  53202
                         Tel: (414) 765-7809
                         Fax: (414) 765-7899

     If to Metavante:

                         N. "Norrie" J. Daroga
                         Senior Vice President and General Counsel
                         Metavante Corporation
                         4900 West Brown Deer Road
                         Milwaukee, WI  53224
                         Tel: (414) 357-5691
                         Fax: (414) 362-1705

     Section 9.10 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Wisconsin. Each of the parties hereto agrees that any dispute relating to or arising from this Agreement or the transactions contemplated hereby shall be resolved only in the court of the State of Wisconsin sitting in Milwaukee County or the

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United States District Court for the Eastern District of Wisconsin and the
appellate court having jurisdiction of appeals in such courts.

     Section 9.11 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date and year first written above.

                                       MARSHALL & ILSLEY CORPORATION


                                       By: /s/ M. A. Hatfield
                                           ----------------------------
                                       Name: M. A. Hatfield
                                       Title: Senior Vice President and
                                              Secretary


                                       METAVANTE CORPORATION


                                       By: /s/ Joseph L. Delgadillo
                                           ----------------------------
                                       Name: Joseph L. Delgadillo
                                       Title: President and Chief Executive
                                              Officer

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